Exhibit 5

Validus Holdings, Ltd.
19 Par-la-Ville Road
Hamilton HM 11
Bermuda
e-mail:
erobinson@applebyglobal.com
direct dial:
Tel 441 298 3268
Fax 441 298 3374
your ref:
appleby ref:
ERM/cc/132329.6
4 September 2009

Dear Sirs
Validus Holdings, Ltd. (the “Company”)
We have acted as special legal counsel in Bermuda to the Company in connection with the filing by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on 4 September 2009 of post-effective amendment no. 1 on Form S-8 to the Company’s registration statement on Form S-4 (File No. 333-159148) (the “Registration Statement”) under the Securities Act of 1933 of the United States (the “Securities Act”) in relation to the registration by the Company of 1,225,000 of its voting common shares par value US$0.175 per share (the “Shares”) to be issued in connection with the Agreement and Plan of Amalgamation dated 9 July 2009 among the Company, Validus Ltd. and IPC Holdings, Ltd (the “Amalgamation Agreement”).
For the purposes of this opinion we have examined and relied upon copies of the Registration Statement and the Amalgamation Agreement. We have also examined and relied upon: certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-laws of the Company adopted on 24 July 2007; a certified copy of the unanimous written resolutions of the Board of Directors of the Company effective 27 March 2009, a certified extract of the minutes of the meeting of the Board of Directors of the Company held on 14 July 2009 and a certified copy of minutes of the meeting of the Shareholders of the Company held on 25 June 2009 and 4 September 2009 (together the “Resolutions”); entries and filings shown in respect of the Company on the files of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search conducted on 12 May 2009, updated on 14 July 2009 and 3 September 2009 (the “Company Search”); the entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search conducted on 12 May 2009, updated on 14 July 2009 and 3 September 2009 in respect of the Company (the “Litigation Search”); and a Certificate of Compliance dated 2 September 2009 issued by the Registrar of Companies in respect of the Company (collectively and together with the Registration Statement, the “Documents”).
We have assumed: (a) the authenticity, accuracy and completeness of all Documents examined by us, submitted to us as originals and the conformity to authentic original documents of all Documents submitted to us as certified, conformed, notarised, faxed or photostatic copies; (b) that each of the Documents which was received by electronic means is complete, intact and in conformity with the transmission as sent; (c) the genuineness of all signatures on the Documents; (d) that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered; (e) that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered; and (f) that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the Board of Directors of the Company in a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout and that there is no matter affecting the authority of the Directors of the Company to effect the filing by the Company of the Registration Statement, not disclosed by the Company’s Constitutional Documents or by Bermuda law or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein.
We have the following reservations: (a) searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the

Register of Companies and the Supreme Court Causes Book do not reveal (i) details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the Registry of the Supreme Court would have or should have been disclosed on the public file, the Causes Book or the Judgment Book, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file, the Causes Book or Judgment Book; (ii) details of matters which should have been lodged for filing or registration at the Registrar of Companies or the Registry of the Supreme Court but have not been lodged for filing or registration at the date the search is concluded; (iii) whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded; (iv) whether any arbitration or administrative proceedings are pending; or whether any proceedings are threatened, or whether any arbitrator has been appointed or (v) whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Companies Act 1981, as amended; (b) we have not enquired as to whether there has been any change since the date of the Company Search and Litigation Search; (c) the term “good standing” means that the Company has received a Certificate of Compliance from the Registrar of Companies; and (d) any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of such shares, that no shareholder shall be bound by an alteration to the Memorandum of Association or Bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.
We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.
This opinion is addressed to you in connection with the filing by the Company of the Registration Statement with the SEC.

Opinion
Based upon and subject to the foregoing and subject to any matters not disclosed to us, we are of the opinion that:
(1)	The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda. The Company possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda.

(2)	When issued pursuant to the Resolutions and delivered against payment therefor in the circumstances referred to or summarised in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.
We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to Appleby’s name in the Prospectus forming part of the Registration Statement. In giving this consent, we do not admit we are in the category of persons whose consent is required under section 7 of the Securities Act. This opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.
This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.
Yours faithfully
/s/ Appleby

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